Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 33-74418, 33-86108, 333-39653, 333-37163, 333-71539, 333-58016, 333-111477, 333-119125, 333-119126 and 333-145685) of American Superconductor Corporation of our report dated May 27, 2010 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Boston, MA
May 27, 2010